UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K


PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 1997


                      THE ADVEST GROUP, INC.
      (Exact name of registrant as specified in its charter)



     Delaware                            1-8408                  06-0950444
(State or other jurisdiction of    Commission File Number      I.R.S. Employer
 incorporation or organization)                              Identification No.)

90 State House Square
Hartford, Connecticut                                             06103
(Address of principal executive offices)                        (Zip Code)

     Registrant's telephone number, including area code (860) 509-1000

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Item 5.  Other Events.

     On October 2, 1997, The Advest Group, Inc. ("AGI") announced that it entered into a letter of intent to acquire Ironwood Capital Ltd. in exchange for common stock of AGI.

     The consideration to be paid to the Ironwood shareholders in the acquisition will be 137,060 restricted shares of AGI common stock. The parties expect that the acquisition will be accounted for as a pooling of interests. The acquisition is expected to close on or before November 1, 1997.

     Ironwood is a private investment bank that is in the business of originating and distributing private placements of taxable fixed income securities. Over the past six years, it has successfully placed nearly $4 billion of debt securities, including senior and subordinated corporate debt, asset-backed securities, commercial mortgages and project financings, all with institutional investors. Following the acquisition, Ironwood and its 12 employees will become the Corporate Fixed Income Group within the Corporate Finance Division of Advest, Inc., the broker-dealer subsidiary of AGI. The principal employees of Ironwood will enter into employment agreements with Advest and non-compete agreements under which they will receive cash payments contingent on their continuing in Advest's employment.


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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            THE ADVEST GROUP, INC.


Date: October 2, 1997       By:    /S/ DAVID A. HOROWITZ
                            Name: David A. Horowitz
                            Title:   Vice President